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                              SETTLEMENT AGREEMENT
                              --------------------

     This Settlement Agreement ("Settlement Agreement"), dated as of August 28, 2002 (the "Effective Date") is made by and between Willow International Ventures Corporation ("Willow") and American Wagering, Inc. ("AWI"). Willow and AWI are referred to herein collectively as the "Parties" and individually as a "Party".

                                    RECITALS

A. WHEREAS, Willow filed a Declaratory Judgment Action against AWI in the United States District Court for the District of Nevada, styled Willow
International Ventures Corporation vs. American Wagering, Inc., Case No. CV-S-01-1164-LRH-RJJ (the "Lawsuit"), praying for Declaratory Judgment (the "Claims") regarding the marks MEGASPORTS, U.S. Registration number 2316949 and MEGASPORTS, U.S. Registration number 2335702 (collectively, the "Trademarks");

B. WHEREAS, AWI filed a Counterclaim against Willow within the Lawsuit, alleging numerous claims related to the Trademarks (the "Counterclaim"); and

C. WHEREAS, pursuant to that certain License Agreement (the "License Agreement"), dated the 18th day of June, 2002, by and between AWI, Computerized Bookmaking Systems, Inc. ("CBS") and Megasports (ACT) Pty. Ltd. ("Megasports Australia"), AWI granted to Megasports Australia " a (a) paid-up, royalty-free, non-assignable, non-transferable and exclusive license to: (i) use the Domain name for the provision of Services and (ii) use the Marks in the Territory for the promotion and marketing of the Services provided through the Domain Name and...";

D. WHEREAS the initially capitalized terms identified hereinabove from the License Agreement have the following defined meanings as set forth in the License

Agreement (and shall have the same meaning ascribed to such terms in this Agreement): "Domain Name" shall mean the URL www.megasports.com.au and any other URL utilized by Megasports Australia in connection with their provision of Services; "Services" shall mean wagering services; "Territory" shall mean
Australia and on websites specifically targeted to persons in Australia; and "Marks" shall mean the marks MEGASPORTS, MEGASPORTS and Design (as set forth as Exhibit 1 to the License Agreement) and MEGASPORTS.COM.AU;

E. WHEREAS on July 1, 2002, pursuant to the Share Sale Agreement made the 13th day of June, 2002 between AWI, Megasports Australia and Eurast Limited (ABN 62 009 423 189), ("Eurast"), AWI sold to Eurast all of the capital stock of Megasports Australia; and

F. WHEREAS, Willow and AWI now deem it to be in their respective best interests and mutual advantage to settle and resolve all matters presently in controversy between them including, but not limited to, the Claims and the Counterclaim of Willow and AWI, upon the terms and conditions recited herein.

     NOW THEREFORE, in consideration of the covenants, representations and warranties contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

   1.  The  Recitals  set forth above shall be incorporated herein by reference.

   2. Subject to Paragraph 4, AWI shall assign to Willow all of AWI's right, title and interest in and to the Trademarks, and shall execute and deliver to Willow whatever documents are reasonably requested by Willow in order to effect a recording in the United States Patent and Trademark Office of the assignment of ownership in the Trademarks to Willow.

   3. Subject to Paragraph 4, AWI shall execute and deliver to Willow any other documents reasonably requested by Willow to be executed in order to effect registration by Willow of the Trademarks in any country in the world in which Willow desires to apply for such registration.

   4. (a) AWI shall retain all right, title and interest that AWI or AWI's affiliates, assigns or licensees ("AWI Entities") presently hold (whether directly or indirectly) in and to the following (collectively the "Australian Rights"): (i) the domain name megasports.com.au (the "AU Domain Name"), (ii) all intellectual property right, title and interest in and to the intangible assets, if any, emanating from, with respect to, relating to or arising from the AU Domain Name or the conduct of Services by AWI Entities in the Territory (the "Australian Intangible Assets", as such defined term is further elaborated herein below) and (iii) the Marks to the extent such Marks are used in association with the provision of Services by Australian-based or Australian-connected operations ("the Australian Marks") and any related trade dress used by AWI Entities in the Territory; provided, however, that Willow hereby covenants, represents and warrants that use of the Australian Marks, any related trade dress and the Australian Intangible Assets as set forth on the AU Domain Name as of the Effective Date and any additional use in accordance with or pursuant to the License Agreement shall not be deemed to be a violation of this Agreement. The Australian Intangible Assets shall include, without limitation, all material, information, documents, matter, text, software, data, graphics, computer-generated displays and interfaces, images, photographs and works of

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whatsoever  nature,  including,  without  limitation,  all  compilations  of the foregoing and all results and/or derivations of the expression of the foregoing, including, without limitation, all products and services provided, published, developed, conceived, discovered, reduced to practice, created or otherwise arising out of AWI Entities' efforts that emanate from, or relate to, or arise from the AU Domain Name and in the provision of Services by AWI Entities to or with any natural person, corporation, limited liability company, limited partnership, partnership, trust, association, organization or other entity of whatsoever nature (collectively a "Person") in the Territory.

     (b) AWI Entities shall be unconditionally entitled to, in any manner whatsoever and in AWI Entities' sole and absolute discretion, use and otherwise exploit the Australian Rights in connection with providing Services in the Territory, including, without limitation, registering the Australian Marks in Australia in association with the Services.

     (c) In the event of any sale, lease, assignment or other transfer (a "Transfer") of all or any portion of AWI's or any AWI affiliate's right, title or interest in and to the Australian Rights to any Person (an "Assignee"), AWI shall require and shall cause such affiliate to require as a condition of such Transfer that the Assignee agrees to be bound by the terms of Paragraphs 2, 3 and 4 herein.

     (d) AWI shall cause the corporate name of Megasports, Inc. to be changed to a name that is not identical, or confusingly similar to, the Trademarks. By way of clarification, such changed name shall not include the term "Megasports."

     (e) Subject to Paragraph 4(a), AWI hereby grants Willow an exclusive license to use the Australian Marks in Australia in association with products or services in any industry other than the business of providing Services. AWI shall retain the ability to enforce reasonable quality control with respect to any use of the Australian Marks by Willow. Any and all goodwill associated with or related to use of the Australian Marks in the Territory shall inure to the exclusive benefit of AWI.

     (f) Willow shall not directly or indirectly oppose, seek to cancel or otherwise interfere with, or cause or assist in any manner any Person to oppose, seek to cancel, or otherwise interfere with, AWI Entities' use, application or registration in the Territory of the Australian Rights in association with the Services.

     (g) Subject to Paragraphs 4(a), (b), (e) and (f), AWI, its parent, affiliated, subsidiary and related companies, the officers and directors of each of them, and its and their successors and permitted assigns, shall not in any manner contest, raise objection to or attempt to limit the right, title or interest of Willow, or its affiliates or assignees or licensees (hereinafter the "Willow Group") in and to the domain name "megasports.com" (the "Megasports Domain Name"), the Trademarks and all intellectual property right, title and interest (including but not limited to all copyrights, trade secrets and patentable and non-patentable subject matters) in and to the intangible assets (the "Intangible Assets") emanating from, with respect to, related to or arising, from the Megasports Domain Name and the Trademarks or the conduct of business by the Willow Group in the rest of the world other than Australia. The Intangible Assets shall include but not be limited to all material, information, documents, matter, text software, data, graphics, computer-generated displays, and interfaces, images, photographs and works of whatsoever nature, all compilations of the foregoing and all results and derivations of the expression of the foregoing, all products and services provided, published, developed, conceived, discovered, reduced to practice, created or otherwise arising out of Willow Group's efforts in any manner whatsoever that have been provided either through the Megasports Domain Name or the Trademarks at any time by Willow Group.

     (h) Subject to Paragraphs 4(a), (b), (e) and (f), the Parties acknowledge that as between the AWI Entities and Willow and its past, present or future affiliates or assigns (the "Willow Entities"), all rights to marks anywhere in the world using the term "Megasports" and in which the AWI Group has or could have any interest, shall be the sole and exclusive property of the Willow Entities.

     (i) AWI shall use commercially reasonable efforts to enforce the material terms of the License Agreement regarding the permitted use of the Marks by Megasports Australia, and shall promptly inform Willow of any alleged material breach of any of the material terms of the License Agreement. In addition to any other remedies available to Willow at law or in equity, in the event that AWI materially breaches any of AWI's obligations under this Paragraph 4(i), Willow may, at Willow's sole cost and expense, pursue or initiate any enforcement, action, demand, complaint, request for redress, assertion of a cause of action or other claim against Megasports Australia related to or arising from the License Agreement.

     5. Immediately upon the fulfillment of the obligations of AWI as set forth in Paragraphs 2 and 4(d) above;

     (a) AWI shall dismiss its Counterclaim against Willow with prejudice and without costs;

     (b) Willow shall dismiss its Lawsuit against AWI with prejudice and without costs, and
                                                                          -6-

     (c) Each Party shall be responsible for its own costs and attorneys' fees incurred in connection with the prosecution and defense of the Lawsuit and of the Counterclaim.

     6. Effective upon the fulfillment by AWI of its obligations as set forth in Paragraphs 2 and 4(d) above and the dismissal of the Claims and Counterclaim,

               (a) each Party hereby releases and forever discharges the other Party and the other Party's respective predecessors, affiliated companies, subsidiaries, and the officers, directors, stockholders, partners, agents, employees, insurers, representatives and assigns of all of them, from any and all manner of action or actions, cause or causes of action, in law or equity, and debts, liens, contracts, liabilities, claims, damages, lawsuits, costs and expenses, of any nature whatsoever, whether now known or unknown, fixed or contingent, that any Party now has against the other Party arising out of or relating in any way to the subject matters asserted or referred to in the Lawsuit or Counterclaim (the "Release").

               (b) The Release shall not extend to or be construed as releasing any Party from any of such Party's respective responsibilities, promises, obligations, covenants or agreements under or arising out of or required to be performed under the terms of this Settlement Agreement.

               (c) To the extent not prohibited by law, the Parties shall, and shall cause their respective attorneys to, keep the terms of this Settlement Agreement confidential, as well as the nature of the Lawsuit and Counterclaim and any discovery conducted therein, and will not disclose information relating to the terms of this Settlement Agreement to any Person.

               (d) Notwithstanding Paragraph 6(c), however, the Parties and their attorneys may:

                    (i) Disclose that the Lawsuit and Counterclaim have been settled and that the terms of such settlement are confidential by agreement of the Parties,

                    (ii)  Make  any  disclosures  as  may  be  required  by law,

                    (iii) Make any disclosures that may be necessary for legitimate law enforcement or legal compliance purposes; and

                    (iv) Make any disclosures required or advisable to be made in federal or state securities filings.


               (e) Willow and AWI shall take reasonable commercial efforts to cause their past, present and future affiliates and permitted assigns to comply with the terms of this Settlement Agreement as though such affiliates and assigns were signatories hereto.

     7. As further consideration for entry into this Settlement Agreement, this Settlement Agreement shall be effective as a bar to each and every claim, demand and cause of action that each Party may have as of the Effective Date against the other Parties arising out of or relating in any way to the subject matter of the Lawsuit and Counterclaim, except for the enforcement of this Settlement Agreement as set forth in Paragraph 6(b) hereof. Furthermore, the Parties hereby expressly waive any and all rights and benefits conferred by the provisions of Section 1542 of the California Civil Code ("Section 1542") and by any similar provision that the states of Nevada, Illinois, Federal or Australian law may now have in effect or that may come into effect in the future, and expressly consent that this Settlement Agreement shall be given full force and effect according to each and all of its expressed terms and conditions, including those relating to unknown or unsuspecting claims, demands and causes of action, if any, as well as those relating to any claims, demands and causes of action in any way concerning the subject matter of the Claims and Counterclaim. Section 1542 provides:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

     The Parties acknowledge that each Party may hereafter discover claims or facts in addition to or different from those which it now knows or believes to exist with respect to the subject matter of this Settlement Agreement and which, if known or suspected at the time of executing this Settlement Agreement, may have materially affected the settlement. Nevertheless, the Parties hereby waive any rights, claims or causes of action that might arise as a result of such different or additional claims or facts. The Parties acknowledge that they understand the significance and potential consequence of such a release of unknown claims and of the specific waiver of their rights under Section 1542. The Parties intend that the claims released by each of them in this Settlement Agreement shall be construed as broadly as possible.

     8. This Settlement Agreement shall be construed in accordance with the laws of the State of Nevada, without regard to its rule and conflicts of law. The
Parties agree to sole jurisdiction and venue in any federal or state court in Nevada and each Party hereby consents to the jurisdiction of such courts over itself in any action relating to this Settlement Agreement. The Parties also agree that any such action if filed in a Nevada state court may be removed to the appropriate federal court if the requisite subject matter jurisdiction exists.

     9. The Parties hereto acknowledge that they are executing this Settlement Agreement voluntarily, and that all facts material to their decision to enter into this Settlement Agreement are known to them and that, except for those representations and warranties expressed herein, their execution of this Settlement Agreement is not made in reliance on any representation, either affirmative or by omission of either Party at any time, past or present. This Settlement Agreement shall be regarded as the mutual work product of Willow and AWI, and shall not be construed against any Party as the drafter hereof.

     10. This Settlement Agreement constitutes the entire agreement between Willow and AWI, and supercedes any other prior or contemporaneous written or oral agreements, understandings, communications or representations or any kind between them. This Settlement Agreement may not be altered, modified or amended except by a writing signed by each of the Parties to be bound thereby.

     11. In the event of litigation to enforce the terms of this Settlement Agreement, the prevailing Party shall be entitled to recover from the non-prevailing Party, the prevailing Party's reasonable expenses, including without limitation, reasonable attorneys' fees and costs.

     12. Each Party may assign, transfer, convey or otherwise dispose of any right, title, license or interest of such Party contained in, with respect to, arising from or related to this Agreement, provided, that AWI must comply with the provisions of Paragraph

4(c) hereof; and provided further that none of the Parties may assign its obligations hereunder.

     13. The terms of this Settlement Agreement shall be binding on and inure to the benefit of the Willow Entities, the AWI Entities and their respective successors and permitted assigns and may be executed in one (1) or more counterparts.

     14. If any provision of this Settlement Agreement is determined to be invalid, illegal or unenforceable, the remaining provisions hereof shall remain in full force and effect. To the extent permitted by law, the Parties hereby waive any provisions of law that render any provision of this Settlement Agreement prohibited or unenforceable in any respect.

     15. All notices or other communications to be made to any Party hereto shall be made to that Party via certified United States mail, prepaid, return receipt requested or by Federal Express or similar nationwide delivery service, with acknowledgement of receipt by the receiving Party, directed to the address set forth below unless otherwise modified in writing with their names as follows, and shall be effective upon receipt:

To:  Willow  International  Ventures  Corporation
     c/o  Stuart  Smith,  E.  Leonard  Rubin,  Philip  P.  McGuigan
     Gordon  &  Glickson,  LLC
     444  North  Michigan  Avenue,  Suite  3600
     Chicago,  Illinois  60611

To:  American  Wagering,  Inc.
     Timothy  Lockinger
     675  Grier  Drive
     Las  Vegas,  Nevada  89119

cc:  Steven  A.  Gibson
     Santoro,  Driggs,  Walch,  Kearney,
     Johnson  &  Thompson
     400  South  Fourth  Street,  Third  floor
     Las  Vegas,  Nevada  89101

     16. The Parties hereto acknowledge that they have been represented, or have had the opportunity to be represented, in the negotiations for and in the performance of this Settlement Agreement by legal counsel of their own choice; that they have read this Settlement Agreement; that they have had this Settlement Agreement fully explained to them by such counsel or have had such opportunity; and that they are fully aware of the contents hereof and of its legal effect.

     17. By executing this Settlement Agreement, neither Willow nor AWI admits to any legal liability arising out of the matters asserted in the Lawsuit or Counterclaim.

IN WITNESS WHEREOF, the Parties hereto have executed this Settlement Agreement as of the Effective Date.

WILLOW  INTERNATIONAL               AMERICAN  WAGERING,  INC.
VENTURES  CORPORATION

By: /s/ Patrick Callahan            By: /s/ Timothy F. Lockinger
------------------------------      ------------------------------------
Its: President                      Its:   CFO, SEC, TREAS
------------------------------      ------------------------------------



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